                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    Form 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            ------------------------

                               November 03, 1997
                Date of Report (Date of earliest event reported)

                            Datametrics Corporation
             (Exact name of registrant as specified in its charter)

     Delaware                   0-8567             95-03545701
   ----------------          ------------      --------------------
   (State or other           (Commission       (IRS Employer
    Jurisdiction of          File Number)       Identification No.)
    incorporation)

    21135 Erwin Street
    Woodland Hills, Ca.                                91367
    -------------------                              ---------
    (Address of principal                            (Zip code)
    executive offices)

                                 (818) 598-6200
                              --------------------
               Registrant's telephone number, including area code
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Item 4.   Changes in Registrant's Certifying Accountant
          ---------------------------------------------

     a. Effective November 03, 1997, Datametrics Corporation ("Datametrics") dismissed its prior certifying accountants, Ernst & Young LLP ("E&Y"). E&Y's reports on Datametrics' financial statements during the two most recent fiscal years contained no adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles.

          During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between Datametrics and E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

          None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to Datametrics during the last two fiscal years and the subsequent interim period to the date hereof.

     b. The decision to change accountants was approved by Datametrics' Audit Committee. Effective November 03, 1997, Datametrics engaged Deloitte & Touche LLP as its certifying accountants. During the last two fiscal years and the subsequent interim period to the date hereof, Datametrics did not consult with Deloitte & Touche LLP or another accountant regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 7.   Exhibits

     16.1 Letter from Ernst & Young LLP regarding change in certifying accountant.

                                              Datametrics Corporation


November 07, 1997                             By /s/ Daniel P. Ginns
                                                 --------------------------
                                                 Daniel P. Ginns
                                                 Chief Executive Officer